Exhibit 5.1

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM

June 19, 2020

BorgWarner Inc.

3850 Hamlin Road

Auburn Hills, Michigan 48326

Ladies and Gentlemen:

We have acted as counsel for BorgWarner Inc., a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-3 (Registration No. 333-236478) (the “Registration Statement”), including the prospectus constituting a part thereof, dated February 18, 2020, and the prospectus supplement, dated June 16, 2020 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company in the manner set forth in the Registration Statement and the Prospectus of $1,100,000,000 aggregate principal amount of the Company’s 2.650% senior notes due 2027 (the “Notes”). The Notes will be issued under the Indenture, dated September 23, 1999 (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A. (successor in interest to Chase Manhattan Trust Company, National Association), as trustee, and a Sixth Supplemental Indenture, dated as of the date hereof (the “Supplemental Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), establishing the terms and providing for the issuance of the Notes.

In connection with our representation, we have examined: (i) the Registration Statement, including the Prospectus; (ii) the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended to date; (iii) the Indenture and the form of the Supplemental Indenture (including the form of the Notes); (iv) resolutions of the Company’s Board of Directors relating to the authorization of the issuance of the Notes subject to the Registration Statement; and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon the foregoing, assuming that the Supplemental Indenture, in the form examined by us, (i) will have been executed and delivered by the Company and (ii) will have been duly authorized, executed and delivered by, and represent the valid and binding obligation of, the Trustee, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Notes, when executed, authenticated and issued in accordance with the Indenture and the Supplemental Indenture and in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

BorgWarner Inc.

June 19, 2020

The opinion above is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

We express no opinion as to the laws of any jurisdiction other than the States of Delaware and New York and the federal laws of the United States of America.

We consent to the deemed incorporation by reference of this opinion into the Registration Statement and the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP